UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2005

TLC Vision Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Brunswick	0-29302	980151150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(905) 602-2020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2005, TLC Vision Corporation's subsidiaries acquired the assets of Eyes of the Future, PC d/b/a Kremer Laser Eye Center, and Frederic B. Kremer, MD, PC. The assets include one ambulatory surgery center and three refractive centers, in the States of Pennsylvania, New Jersey and Delaware. TLC Vision Corporation retained an 82% membership interest in the acquiring TLC subsidiairies and the remaining 18% was retained by four surgeons affiliated with Kremer Laser Eye Center. The purchase price for TLC's 82% interest was approximatetly $24.3 million in cash and the assumption of certain liabilities.

Item 8.01 Other Events.

On July 11, 2005 TLC Vision Corporation issued a press release announcing the acquisition of a majority interest in the assets of Kremer Laser Eye Center. A copy of the July 11, 2005 press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 July 27, 2005 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation

July 12, 2005	By:	/s/ Brian L. Andrew

Name: Brian L. Andrew
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	July 11, 2005 Press Release - Kremer